Exhibit 12.1

Ratio of Earnings to Fixed Charges
Total enterprise

	Nine Months Ended December 31,		Fiscal Years Ended March 31,
	2004	2003	2004	2003	2002	2001	2000
Fixed Charges

(A) Interest Expensed and Capitalized	349,376	279,918	378,718	318,349	271,290	187,794	126,815
Interest on JV’s with guaranteed debt	1,864	160	189	858	—	—	—

(B) Amortized Premiums, Discounts and capitalized interest related to indebtedness	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)

(C) An estimate of the interest within rental expense	6,150	6,600	8,200	8,800	9,700	13,500	11,755

(D) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total Fixed Charges	$357,390	$286,678	$387,107	$328,007	$280,990	$201,294	$138,570

Earnings

Add:
(A) Pre-tax earnings	998,294	754,221	1,149,064	747,350	580,230	404,812	306,300
Losses on JV’s with guaranteed debt	(30)	—	—	(194)	—	—	—

Add back: minority interest in consolidated subsidiaries	1,904	3,045	3,723	—	—	—	—

Adjust for income or loss from equity investees
Subtract : CDC earnings (add back losses)	—	(7,493)	(14,945)	(12,534)	(18,739)	(4,616)	(456)
Subtract : JV earnings if earnings exceed distributions (add back all losses)	(1,267)	779	(2,646)	(1,519)	(4,267)	786	101

	998,901	750,552	1,135,196	733,103	557,224	400,982	305,945

(B) Add back: fixed charges	357,390	286,678	387,107	328,007	280,990	201,294	138,570

(C) Add back: Amortization of capitalized interest	92,465	56,397	89,144	49,450	40,851	35,115	—

(D) Add back: distributed income of equity investee	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(E) Your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	1,448,756	1,093,627	1,611,447	1,110,560	879,065	637,391	444,515

Subtract:
(A) Capitalized Interest	(132,793)	(78,016)	(115,186)	(73,602)	(53,568)	(41,153)	—

(B) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(C) Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	(132,793)	(78,016)	(115,186)	(73,602)	(53,568)	(41,153)	—

Total Earnings	$1,315,963	$1,015,611	$1,496,261	$1,036,958	$825,497	$596,238	$444,515

Ratio of earnings to fixed charges	3.68	3.54	3.87	3.16	2.94	2.96	3.21

Ratio of Earnings to Fixed Charges
Total enterprise (with financial services reflected on the equity method)

	Nine Months Ended December 31,		Fiscal Years Ended March 31,
	2004	2003	2004	2003	2002	2001	2000
Fixed Charges

(A) Interest Expensed and Capitalized	146,953	113,226	154,866	133,898	112,145	95,222	65,139
Interest on JV with guaranteed debt	1,864	160	189	858	—	—	—

(B) Amortized Premiums, Discounts and capitalized interest related to indebtedness	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)

(C) An estimate of the interest within rental expense	3,975	4,650	5,300	6,200	7,000	8,182	6,279

(D) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total Fixed Charges	152,792	118,036	160,355	140,956	119,145	103,404	71,418

Earnings

Add:
(A) Pre-tax earnings	998,294	754,221	1,149,064	747,350	580,230	404,812	306,300
Losses on JV’s with guaranteed debt	(30)	—	—	(194)	—	—	—

Add back: minority interest in consolidated subsidiaries	—	—	—	—	—	—	—

Adjust for income or loss from equity investees
Subtract: Financial Services earnings (pre-tax)	(156,829)	(185,752)	(230,301)	(161,825)	(114,733)	(19,667)	(32,688)
Subtract : CDC earnings (add back losses)	—	(7,493)	(14,945)	(12,534)	(18,739)	(4,616)	(456)
Subtract : JV earnings if earnings exceed distributions (add back all losses)	(1,267)	779	(2,646)	(1,519)	(4,267)	786	101

	840,168	561,755	901,172	571,278	442,491	381,315	273,257

(B) Add back: fixed charges	152,792	118,036	160,355	140,956	119,145	103,404	71,418

(C) Add back: Amortization of capitalized interest	92,465	56,397	89,144	49,450	40,851	35,115	—

(D) Add back: distributed income of equity investee	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(E) Your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	1,085,425	736,188	1,150,671	761,684	602,487	519,834	344,675

Subtract:
(A) Capitalized Interest	(132,793)	(78,016)	(115,186)	(73,602)	(53,568)	(41,153)	—

(B) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(C) Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	(132,793)	(78,016)	(115,186)	(73,602)	(53,568)	(41,153)	—

Total Earnings	$952,632	$658,172	$1,035,485	$688,082	$548,919	$478,681	$344,675

Ratio of earnings to fixed charges	6.23	5.58	6.46	4.88	4.61	4.63	4.83